Exhibit 3.1

AMENDMENTS

TO THE BY-LAWS

OF

GLOBALOPTIONS GROUP, INC.

DATED JANUARY 19, 2012

Section 1.10 of ARTICLE I of the By-Laws of GlobalOptions Group, Inc. (the “Bylaws”) is hereby amended and restated in its entirety to read as follows:

“SECTION 1.10 FIXING OF RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.”

Add Sections 1.11, 1.12 and 1.13 to ARTICLE I of the By-Laws, each to read as follows:

“SECTION 1.11 RECORD DATE FOR ACTION BY WRITTEN CONSENT.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11 or otherwise within ten (10) calendar days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.11, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 1.12 INSPECTORS OF WRITTEN CONSENT.  In the event of the delivery, in the manner provided by Section 1.11 above, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent     inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 1.11 above represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this Section 1.12 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect to injunctive relief in such litigation).

SECTION 1.13 EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated written consent received in accordance with Section 1.11, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in Section 1.11 above.”

Section 1.11 of ARTICLE I of the Bylaws shall be renumbered as Section 1.14 of ARTICLE I and all references to Section 1.11 within such section shall be amended to read “Section 1.14”.

Section 2.1 of ARTICLE II of the Bylaws is hereby amended and restated in its entirety to read as follows:

“SECTION 2.1 NUMBER; TERM OF OFFICE; QUALIFICATIONS; VACANCIES. The number of directors that shall constitute the whole Board of Directors (the “Whole Board”) shall be fixed from time to time as determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies resulting from removal and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.”

Section 6.1 of ARTICLE VI of the Bylaws is hereby amended and restated in its entirety to read as follows:

“SECTION 6.1 AMENDMENT. The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors.  Notwithstanding any other provisions of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, any section of Article II or this Section 6.1 of Article VI.

Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.”